FOR FURTHER INFORMATION:

AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

FOR IMMEDIATE RELEASE

SUN COMMUNITIES, INC. SECURES $100 MILLION COMMITTED EQUITY FINANCING FACILITY WITH REIT OPPORTUNITY, LTD.

Southfield, MI, August 6, 2010 - Sun Communities, Inc. (NYSE: SUI), a real estate investment trust (“REIT”), announced today that it has obtained a committed equity financing facility under which it may sell up to $100 million of its registered common stock to REIT Opportunity, Ltd. (“REIT Ltd.”) over a 24-month period.  Sun is not obligated to utilize any of the $100 million facility and remains free to enter into and consummate other equity and debt financing transactions. Sun did not pay a commitment fee or issue any warrants to secure this facility.

“This equity arrangement provides us greater flexibility to access additional capital with low transaction costs if we so choose over the next two years,” stated Gary A. Shiffman, Chief Executive Officer of Sun.  “It is another available option when seeking to support future growth of the Company.”

Sun will determine, at its sole discretion, the timing, the dollar amount and the floor price per share of each draw under this facility, subject to certain conditions. When and if Sun elects to use the facility, Sun will issue shares to REIT Ltd. at a small discount to the volume weighted average price of Sun’s common stock over a preceding period of trading days. Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, will act as placement agent and receive a fee for its services at the time of any draw under the facility.  Any shares sold under this facility will be sold pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission May 14, 2009.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 136 communities comprising approximately 47,600 developed sites.

FORWARD LOOKING STATEMENTS

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders, the possibility that the Commission will not approve, or will materially modify, the Offer described in this press release, and those risks and uncertainties referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

For more information about Sun Communities, Inc.
visit our website at www.suncommunities.com